Exhibit (11) - Statement Re:  Computation of Earnings Per Share

COMPUTATION OF EARNINGS PER SHARE
Comerica Incorporated and Subsidiaries


(In thousands, except per share data)

                                     Three Months Ended       Six Months Ended
                                           June 30                June 30
                                     -------------------    -------------------
                                        1996       1995        1996       1995
                                     --------   --------    --------   --------
Primary:
Average shares outstanding            116,202    117,400     116,810    117,008
  Common stock equivalent:
    Net effect of the assumed
      exercise of stock options         1,896      1,038       1,810        857
                                     --------   --------    --------   --------
    Primary average shares            118,098    118,438     118,620    117,865
                                     ========   ========    ========   ========

Net income                           $118,221   $101,532    $234,827   $201,554
                                     --------   --------    --------   --------

Primary net income per share            $1.00      $0.86       $1.98      $1.71

Fully diluted:
  Average shares outstanding          116,202    117,400     116,810    117,008
  Common stock equivalent:
    Net effect of the assumed
      exercise of stock options         1,982      1,237       2,014      1,176
                                     --------   --------    --------   --------
    Fully diluted average shares      118,184    118,637     118,824    118,184
                                     ========   ========    ========   ========

Net income                           $118,221   $101,532    $234,827   $201,554
Less preferred stock dividends              -          -           -          -
                                     --------   --------    --------   --------
Net income applicable to common
  stock                              $118,221   $101,532    $234,827   $201,554
                                     ========   ========    ========   ========
Fully diluted net income
  per share                             $1.00      $0.86       $1.98      $1.71
